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                                                                  Exhibit No. 24





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated December 2, 1993 accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of Duplex Products Inc. on Form 10-K for the year ended October 30, 1993. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Duplex Products Inc. on Form S-8 (File No. 2-64363, File No. 2-64362 and File No. 2-89910).


                                              /s/ GRANT THORNTON
                                              ---------------------------
                                                  GRANT THORNTON




Chicago, Illinois
January 17, 1994





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